UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

FOREVER VALUABLE COLLECTIBLES, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

535 16 th Street, Suite 820, Denver, Colorado 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 573-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On March 30, 2013, as more fully reported with the Securities & Exchange Commission on Form 8-K filed on April 4, 2013 , Forever Valuable Collectibles, Inc., (the “Company”, “we”, “us”, “our”) entered into a share exchange agreement (the “Initial Agreement”) pursuant to which we agreed to issue, 79,000,000 shares of our unregistered common stock, no par value (the “Common stock”) to the members of AEGEA, LLC, a Delaware limited liability company (“AEGEA”), 15,000,000 shares of our unregistered common stock together with 100 shares of our series A convertible preferred stock (the “Preferred Stock”) to the members of Energis Petroleum, LLC, a Florida limited liability company (“Energis”) and assume certain debt of AEGEA and Energis. Upon completion of the transaction, AEGEA and Energis would have owned approximately 88.7% of the then issued and outstanding common stock of our company.

Subsequently, on June 7, 2013, the Company AEGEA and Energis entered into an amended and restated share exchange agreement (the “Amended Agreement”) which changed the terms of the Initial Agreement. Under the Amended Agreement Energis is no longer a party to the transaction; only the company, AEGEA and the AEGEA members are parties. Therefore, the company is not (i) designating authorizing or issuing the Series A Convertible Preferred Stock; (ii) receiving the real estate held by Energis or (iii) assuming the mortgage encumbering the real estate owned by Energis in the approximate principal amount of $1.2 million. Under the Amended Agreement the AEGEA members will receive a total of 94,000,000 shares of the common stock of the company.  In anticipation of consummation of the share exchange and the transactions which are a part of the share exchange, the Company issued 28,900,000 shares of the common stock of the company, the balance will be issued into escrow pending closing of the share exchange when the company’s articles of incorporation have been amended to allow for their issuance.

Following the closing of the share exchange, we intend to continue AEGEA’s historical businesses and proposed businesses. Our historical business and operations will continue independently through a newly formed wholly owned subsidiary.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by the Amended and Restated Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On November 29, 2007, the Issuer entered into a promissory note agreement (“Promissory Note”) whereby a debt of up to $200,000 USD could be owed to A Squared Holdings, Inc. (the “Promissory Note”).  As of March 31, 2013 the amount of debt owed on the Promissory Note was $140,851 USD. The Promissory Note was subsequently assigned to Lanham & Lanham, LLC, Sierra Trading Corp. and Summit Trading Corp. and the Company agreed to convert this amount owed into 8,987,400 shares of the company’s common stock.  These shares were issued in reliance on Section 3(a)9 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Amended and Restated Share Exchange Agreement among AEGEA, LLC. and its members, Forever Valuable Collectibles, Inc., and Energis Petroleum, LLC, and its members dated June 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREVER VALUABLE COLLECTIBLES, INC.

Date: June 12, 2013	By:	/s/ Jodi Stevens
Jodi Stevens Chief Executive Officer and Chief Financial Officer